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                                                                    EXHIBIT 23-C


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in this Pre-Effective Amendment No. 2 on Form S-1 to Registration Statement on Form S-2 for $50,000,000 Variable Denomination Subordinated Fixed Rate Term Notes (Registration No. 333-49846) of our report dated February 22, 2001 (except as to note 2 which is as of July 3, 2001 and note 7 which is as of April 19, 2001) relating to the financial statements and financial statement schedule of TruServ Corporation, which appears in such Registration Statement.



                                          /s/ PRICEWATERHOUSECOOPERS LLP



Chicago, Illinois


October 30, 2001